Exhibit 99.1

FOR IMMEDIATE RELEASE

September 15, 2016

Contact: Investor Inquiries:

Casey Farrell

972-801-5871/shareholderrelations@legacytexasfinancialgroup.com

Media Inquiries:

Jennifer Dexter

972-461-7157/Jennifer.Dexter@legacytexas.com

LegacyTexas Financial Group, Inc. Announces

Pricing of $50 Million of Subordinated Notes

PLANO, Texas, September 15, 2016 — LegacyTexas Financial Group, Inc. (Nasdaq: LTXB) (the “Company”), the holding company for LegacyTexas Bank, today announced that it has set the price for the public offering of $50 million of its 5.50% Fixed-to-Floating Rate Subordinated Notes due 2025 (the “Notes”) in a reopening of the existing series of such notes.  The Notes will be sold to the public at 99.250% of par.  The Notes have an initial fixed interest rate of 5.50%, payable semi-annually.  Commencing December 1, 2020, the interest rate on the Notes resets quarterly to an annual interest rate equal to the then-current three-month LIBOR plus 389 basis points, payable quarterly in arrears.  The Company plans to use the net proceeds from this offering for general corporate purposes, reduced indebtedness, potential strategic acquisitions and investments in LegacyTexas Bank as regulatory capital.  The offering is expected to close on September 20, 2016, subject to customary closing conditions.

J.P. Morgan Securities LLC and Sandler O’Neill + Partners, L.P. are Joint Active Bookrunners for the Notes offering.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy these Notes, nor shall there be any offer or sale of these Notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful.  The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement or the shelf registration statement or prospectus relating thereto.

The offering will be made only by means of a prospectus supplement and accompanying base prospectus.  The Company has filed a registration statement (File No. 333-208026) (including a base prospectus) and a preliminary prospectus supplement with the Securities and Exchange Commission (the “SEC”) and will file a final prospectus supplement with the SEC. Prospective investors should read the registration statement including the base prospectus, the preliminary prospectus supplement, the final prospectus supplement (when available) and the other documents the Company has filed with the SEC for more complete information about the Company and the offering.  Investors may obtain these documents without charge by visiting the Company’s website at www.legacytexasfinancialgroup.com or from the SEC’s website at www.sec.gov.  Alternatively, you may obtain a copy of the prospectus supplement and accompanying base prospectus for the offering by contacting: J.P. Morgan Securities LLC at 1-212-834-4533 or Sandler O’Neill + Partners, L.P. toll-free at 866-805-4128.

About LegacyTexas Financial Group, Inc.

LegacyTexas Financial Group, Inc. is the holding company for LegacyTexas Bank, a commercially oriented community bank based in Plano, Texas. LegacyTexas Bank operates 45 banking offices in the Dallas/Fort Worth Metroplex and surrounding counties. For more information, please visit www.legacytexasfinancialgroup.com.

When used in filings by LegacyTexas Financial Group, Inc. (the “Company”) with the SEC, in the Company’s press releases or other public or stockholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “intends” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, including, among other things: the expected cost savings, synergies and other financial benefits from acquisition or disposition transactions might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters might be greater than expected; changes in economic conditions; legislative changes; changes in policies by regulatory agencies; fluctuations in interest rates; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; the Company’s ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in the Company’s market area; fluctuations in the price of oil, natural gas and other commodities; competition; changes in management’s business strategies and other factors set forth in the Company’s filings with the SEC.

The Company does not undertake - and specifically declines any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.